Exhibit 99.1

Marathon Patent Group Announces Second Quarter Financial Results

Conference Call Scheduled Today at 4:30 p.m. Eastern Time

LOS ANGELES, CA—(Marketwired — August 15, 2016) - Marathon Patent Group, Inc. (NASDAQ: MARA) (“Marathon” or “Company”), an IP licensing and commercialization company, today announced its operating results for the quarter ended June 30, 2016, as published in its Quarterly Report on Form 10-Q filed today with the Securities and Exchange Commission.

Operating Results for the Quarter Ended June 30, 2016 and Subsequent Events

•                  Record Q2 revenue of $34.3 million for the three months ended June 30, 2016.

•                  Record Q2 non-GAAP net income of $16.5 million, compared to non-GAAP net loss of $4.5 million for Q2 2015.

•                  Record Q2 GAAP net profit of $7.9 million or $0.53 per basic share compared to a GAAP net loss of $4.5 million or $(0.32) per basic share for Q2 2015.

•                  Record six months revenue of $36.4 million. First half record operating income of $9.1 million.

•                  Debt reduction of $7.4M

•                  Other operating expenses in Q2 2016 of approximately $4.9 million, a 20% decrease as compared to operating expenses of $6.1 million in Q2 2015.

•                  Named Erich Spangenberg its Director of Acquisitions, Licensing, and Strategy primarily focusing on acquisitions, licensing, alliances and strategy for Marathon, with an emphasis on Marathon’s expansion into Asia and Europe.

•                  Added Dr. David Liu to the team with over 20 years of deep domain experience in the areas of memory and semiconductor technology

•                  Entered into a strategic relationship with a large fund and a Fortune Global 50 company on August 11, 2016 to commercialize and monetize 10,000+ patents in a particular industry vertical.

•                  Entered into agreement with Siemens AG acquiring 307 patents, many deemed Standard Essential Patents.

•                  Secured a lead investor for 3D Nanocolor.

Doug Croxall, Chief Executive Officer of Marathon, stated, “We are clearly pleased with year to date record financial results that we announced today, including improving our balance sheet and successfully retiring a large portion of debt.

Croxall concluded, “As discussed on our previous earnings call, we are refocusing our revenue generation on licenses that provide a recurring revenue feature.  The recurring revenue may take the form of fixed quarterly or annual payments by licensees to Marathon and should help investors better model future revenue potential.

Conference Call

Marathon will host a corresponding conference call to discuss the results with Chief Executive Officer Doug Croxall and Chief Financial Officer Frank Knuettel II on Monday August 15, 2016 at 4:30 PM ET/1:30 PM PT. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-4018 ten minutes prior to the scheduled start time. International calls should dial (201) 689-8471.

In addition, the call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the Company’s website at www.marathonpg.com. The broadcast will be archived online upon completion of the conference call. A telephonic replay of the conference call will also be available until 11:59 p.m. ET on Monday, August 29, 2016 by dialing (877) 870-5176 in the U.S. and Canada and (858) 384-5517 internationally and entering the pin number: 13643010.

About Marathon Patent Group

Marathon is an IP licensing and commercialization company. The Company acquires and manages IP rights from a variety of sources, including large and small corporations, universities and other IP owners. Marathon has a global focus on IP acquisition and management. The Company’s commercialization division is focused on the full commercialization lifecycle which includes discovering opportunities, performing due diligence, providing capital, managing development, protecting and developing IP, assisting in execution of the business plan, and realizing shareholder value. To learn more about Marathon Patent Group, visit www.marathonpg.com.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACT INFORMATION

•                  Marathon Patent Group
Jason Assad
678-570-6791
Jason@marathonpg.com

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash	$7,158,779	$2,555,151
Accounts receivable - net of allowance for bad debt of $387,976 and $375,750 for June 30, 2016 and December 31, 2015	128,337	136,842
Bonds posted with courts	2,383,069	1,748,311
Prepaid expenses and other current assets, net of discounts of $3,103 for June 30, 2016 and $3,414 for December 31, 2015	177,745	338,598
Total current assets	9,847,930	4,778,902

Other assets:
Property and equipment, net of accumulated depreciation of $87,662 and $67,052 for June 30, 2016 and December 31, 2015	46,977	61,297
Intangible assets, net of accumulated amortization of $18,013,247 and $15,557,353 for June 30, 2016 and December 31, 2015	23,488,453	25,457,639
Deferred tax assets	8,893,421	12,437,741
Other non current assets, net of discounts of $3,279 and $4,831 for June 30, 2016 and December 31, 2015	204,721	9,169
Goodwill	4,453,945	4,482,845
Total other assets	37,087,517	42,448,691

Total Assets	$46,935,447	$47,227,593

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,142,186	$6,534,825
Clouding IP earn out - current portion	-	33,646
Notes payable, net of discounts of $788,320 and $730,945 for June 30, 2016 and December 31, 2015	8,793,806	10,383,177
	14,935,992	16,951,648

Long-term liabilities
Notes payable, net of discount of $1,016,198 and $1,425,167 for June 30, 2016 and December 31, 2015	9,027,798	12,223,884
Clouding IP earn out	3,147,054	3,281,238
Deferred tax liability	789,690	1,044,997
Revenue share liability	1,000,000	1,000,000
Other long term liability	47,549	50,084
Total long-term liabilities	14,012,091	17,600,203

Total liabilities	28,948,083	34,551,851

Stockholders’ Equity:
Preferred stock Series B, $.0001 par value, 50,000,000 shares authorized: 782,004 and 782,004 issued and outstanding at June 30, 2016 and December 31, 2015	78	78
Common stock, $.0001 par value; 200,000,000 shares authorized; 15,047,141 and 14,867,141 at June 30, 2016 and December 31, 2015	1,505	1,487
Additional paid-in capital	44,422,717	43,217,513
Accumulated other comprehensive income (loss)	(1,168,556)	(1,265,812)
Accumulated deficit	(25,264,658)	(29,277,524)

Total Marathon Patent Group, Inc. stockholders’ equity	17,991,086	12,675,742

Noncontrolling Interest	(3,722)	-

Total Stockholders’ Equity	17,987,364	12,675,742

Total liabilities and stockholders’ equity	$46,935,447	$47,227,593

The accompanying notes are an integral part to these unaudited consolidated financial statements.

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For The	For The	For The	For The
	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$34,349,762	$1,368,986	$36,409,438	$5,462,855

Expenses
Cost of revenues	15,467,763	3,860,210	18,107,740	8,188,375
Amortization of patents and website	1,961,411	3,029,000	3,987,310	5,627,461
Compensation and related taxes	1,120,924	1,087,058	2,154,270	2,668,132
Consulting fees	364,836	329,081	645,612	1,225,624
Professional fees	498,212	578,920	903,705	1,348,535
General and administrative	223,130	284,976	428,513	504,457
Goodwill impairment	83,000	-	83,000	-
Patent impairment	620,696	766,498	993,890	766,498
Total operating expenses	20,339,972	9,935,743	27,304,040	20,329,082

Operating income (loss) from continuing operations	14,009,790	(8,566,757)	9,105,398	(14,866,227)

Other income (expenses)
Other income (expense)	(17,745)	7,439	(31,532)	7,439
Foreign exchange gain (loss)	(69,201)	1,899	(62,223)	(37,503)
Change in fair value adjustment of Clouding IP earn out	169,172	2,304,301	167,830	2,304,301
Interest income	931	-	1,862	2
Interest expense	(844,407)	(1,577,083)	(1,851,256)	(2,508,623)
Total other income (expenses)	(761,250)	736,556	(1,775,319)	(234,384)

Income (loss) before income tax benefit (expense)	13,248,540	(7,830,201)	7,330,079	(15,100,611)

Income tax benefit (expense)	(5,345,983)	3,327,505	(3,320,935)	5,816,344

Net income (loss)	7,902,557	(4,502,696)	4,009,144	(9,284,267)

Net (income) loss attributable to noncontrolling interests	3,722	-	3,722	-

Net income (loss) attrributable to Marathon Patent Group, Inc. common shareholders	$7,906,279	$(4,502,696)	$4,012,866	$(9,284,267)

Income (loss) per common share:
Basic	$0.53	$(0.32)	$0.27	$(0.67)
Fully Diluted	$0.49	$(0.32)	$0.25	$(0.67)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	14,994,697	13,998,563	14,980,919	13,937,872
Fully Diluted	16,031,564	13,998,563	16,017,786	13,937,872

Other income (loss)
Foreign currency translation adjustments	$(150,171)	$319,905	$97,256	$(630,334)

The accompanying notes are an integral part to these unaudited consolidated financial statements.

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The	For The
	Six Months Ended	Six Months Ended
	June 30, 2016	June 30, 2015
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$4,009,144	$(9,284,267)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	2,710	3,758
Amortization of patents and website	3,987,310	5,627,461
Deferred tax asset	3,547,856	(5,307,139)
Deferred tax liability	(275,490)	(509,207)
Impairment of intangible assets	993,890	766,498
Impairment of goodwill	83,000	-
Stock based compensation	1,062,200	1,413,724
Stock issued for services	136,000	750,334
Non-cash interest, discount, and financing costs	664,182	1,625,322
Change in fair value of Clouding earnout	(167,830)	(2,304,301)
Allowance for doubtful accounts	12,226	-
Other non-cash adjustments	(104,899)	14,980
Changes in operating assets and liabilities
Bonds posted with courts	(518,455)	-
Accounts receivable	(2,718)	(487,328)
Prepaid expenses and other assets	165,301	51,455
Accounts payable and accrued expenses	(469,660)	2,046,662

Net cash provided by (used in) operating activities	13,124,767	(5,592,048)

Cash flows from investing activities:
Acquisition of patents	(1,150,000)	-
Purchase of property, equipment, and other intangible assets	(6,291)	(20,668)
Net cash provided by (used in) investing activities	(1,156,291)	(20,668)

Cash flows from financing activities:
Payment on note payable in connection with the acquisition of Medtech and Orthophoenix	(2,953,779)	(4,200,000)
Payment on note payable in connection with the acquisition of Orthophoenix	-	(5,000,000)
Payment on note payable in connection with the acquisition of Sarif	-	(276,250)
Payment on note payable in connection with the acquisition of IP Liquidity	-	(1,109,375)
Payment on note payable in connection with the acquisition of Dynamic Advances	-	(2,624,375)
Payment on MdR Escrow TLI	-	(50,000)
Cash received upon issuance of notes payable (net of issuance costs)	-	19,600,000
Payment on Fortress note payable	(3,973,854)	-
Cash received upon exercise of warrants	-	18,751
Repayment of convertible notes payable	-	(5,050,000)
Payment on note payable	(437,070)	705,093
Net cash provided by (used in) financing activities	(7,364,703)	2,013,844

Effect of exchange rate changes on cash	(145)	3,545

Net increase (decrease) in cash	4,603,628	(3,595,327)

Cash at beginning of period	2,555,151	5,082,569

Cash at end of period	$7,158,779	$1,487,242

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest expense	$1,187,074	$805,106
Taxes paid	$27,682	$14,662
Loan fees	$-	$400,000
Cash invested in 3DNano	$115,000	$-
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued in conjunction with note payable	$-	$1,000,000
Warrant issued in conjunction with note payable	$-	$318,679
Revenue share liability incurred in conjunction with note payable	$-	$1,000,000
Convertible debt warrant repricing	$6,425	$-
Note payable issuance in conjunction with the acquisition of Munitech patents	$1,750,000	$-
Non-cash interest increase in debt assumed in the Orthophoenix acquisition	$-	$750,000
Note payable issuance in conjunction with the acquisition of BATO patents	$-	$10,000,000

The accompanying notes are an integral part to these unaudited consolidated financial statements.

	Non-GAAP Reconciliation
	For the Three Months Ended June 30, 2016	For the Three Months Ended June 30, 2015	For the Six Months Ended June 30, 2016	For the Six Months Ended June 30, 2015
Net income (loss)	$7,906,279	$(4,502,696)	$4,012,866	$(9,284,267)
Non-GAAP
Amortization of intangible assets	1,961,411	3,029,000	3,987,310	5,627,461
Equity-based compensation	647,764	750,968	1,198,797	2,210,051
Impairment of intellectual property	703,696	766,498	1,076,890	766,498
Change in earn out liability	(169,172)	(2,304,301)	(167,830)	(2,304,301)
Non-cash interest expense	58,492	1,089,798	664,182	1,703,517
Deferred tax (benefit) / tax expense	5,345,983	(3,327,505)	3,320,935	(5,816,344)
Other	13,284	1,852	14,936	3,758
Non-GAAP net income (loss)	$16,467,737	$(4,496,386)	$14,108,086	$(7,093,627)

Weighted average common shares outstanding - basic	14,994,697	13,998,563	14,980,919	13,937,872
Weighted average common shares outstanding - diluted	16,031,564	13,998,563	16,017,786	13,937,872
Non-GAAP net income (loss) per common share - basic	$1.10	$(0.32)	$0.94	$(0.51)
Non-GAAP net income (loss) per common share - diluted	$1.03	$(0.32)	$0.88	$(0.51)